UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2008

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On May 5, 2008, ORBCOMM Inc. (“ORBCOMM”) and Sierra Nevada Corporation (“SNC”) entered into a definitive ORBCOMM Generation 2 Procurement Agreement (the “Agreement”) pursuant to which SNC will construct 18 low-earth-orbit satellites in three sets of six satellites (“shipsets”) for ORBCOMM’s next-generation satellite constellation (the “Initial Satellites”).  Under the Agreement, SNC will also provide launch support services, a test satellite (excluding the mechanical structure), a satellite software simulator and the associated ground support equipment.  Under the Agreement, ORBCOMM may elect to use the launch option to be offered by SNC or it may contract separately with other providers for launch services and launch insurance for the satellites.

        Under the Agreement, ORBCOMM has the option, exercisable at any time until the third anniversary of the execution of the Agreement, to order up to 30 additional satellites substantially identical to the Initial Satellites (the “Optional Satellites”).

        The total contract price (excluding the Optional Satellites) is $117 million, subject to reduction upon failure to achieve certain in-orbit operational milestones with respect to the Initial Satellites or if the pre-ship reviews of each shipset are delayed more than 60 days after the specified time periods described below.  ORBCOMM has agreed to pay SNC up to $1.5 million in incentive bonus payments for the successful operation of the Initial Satellites five years following the successful completion of in-orbit testing for the third shipset of six satellites. The price for the Optional Satellites ranges from $5.0 million to $7.7 million per satellite depending on the number of satellites ordered and the timing of the exercise of the option.

        The Agreement requires SNC to complete the pre-ship review of the Initial Satellites (i) no later than 24 months after the execution of the Agreement for the first shipset of six satellites, (ii) no later than 31 months after the execution of the Agreement for the second shipset of six satellites and (iii) no later than 36 months after the execution of the Agreement for the third shipset of six satellites. Payments under the Agreement will begin upon the execution of the Agreement and will extend into the second quarter of 2012, subject to SNC’s successful completion of each payment milestone.

        The Agreement requires SNC to use the following subcontractors for the performance of the work specified in the statements of work for these subcontractors: ITT Industries Space Systems, LLC, The Boeing Company, MicroSat Systems, the PTR Group, COM DEV Europe Ltd and/or Argon ST, Inc. and, if ORBCOMM elects to use the launch option offered by SNC, the launch subcontractor proposed by SNC.

        Under the Agreement, SNC has agreed to provide ORBCOMM with optional secured financing for up to $20 million, commencing 24 months after the execution of the Agreement, if ORBCOMM elects to establish and use the financing, pursuant to terms to be set forth in a definitive agreement to be entered into by the parties.

        A copy of ORBCOMM’s press release dated May 7, 2008 announcing the Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

   99.1      Press Release of ORBCOMM dated May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Christian Le Brun

	Name: Title:	Christian Le Brun Executive Vice President, General Counsel and Secretary

Date:  May  7, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of ORBCOMM dated May 7, 2008

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